Mr. Michael Sheppard
  % Financial Intranet Inc.
  1 Dag Hammarskold Plaza
  New York, NY 10017

  Dear Michael:

  Preamble of this Letter::

          As you are aware, at least one major telecom group has opened conversations with Financial Intranet Inc. ("FNTN") regarding a merger/acquisition transaction. Needless to say, if FNTN becomes a merger candidate for a major private/public corporation your current employment agreement between FNTN may need to be revised and/or terminated. Since you have expended a great deal of your expertise and time in developing the business of FNTN, which in turn may make FNTN an attractive merger candidate, a plan must be approved by FNTN's Board of Directors to properly compensate you in the event that any merger negatively affects your employment benefits currently in place.

  1.-Intent of this Letter of Agreement. - FNTN is aware that upon any occurance that creates a change of control of FNTN, actions may be undertaken that may result in denying you the benefits of your current employment agreement, or deny you the full benefits of any options you may enjoy to purchase additional shares of FNTN in the future, or the benefits provided by this Letter of Agreement. The above preamble, therefore is hereby included into, and made a part of, this Letter of Agreement to act to clearly represent the intent of this Letter of Agreement (Agreement).


2.Benefits to be made available. - This Agreement, subject to the approval of FNTN's Board of Directors will constitute an agreement to the provision of the benefits hereinbelow and made available to you by FNTN which shall become automatically effective, (the "Effective Date") on the date that:

        (a) Control of the business activities of FNTN is acquired by any person or group ( not including you or those affiliated with you) through the issue of additional voting shares, or the exchange of previously issued FNTN's voting shares to third parties under a single control; and

  (b) Not less than twenty five (25%) of the issued and Outstanding voting shares of FNTN is sold and/or exchanged with any person or group (not including you or those affiliated with you) in one or multiple transactions during any concurrent 12 month period; or






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          (c)The  occurrence  of a "change  of  control'  pursuant  to the proxy disclosure rule of the Securities and Exchange Commission ("SEC").

             (d)   Change   of  the  terms  of   and/or   termination   of  your
             CurrentEmployment Agreement on or subsequent to the Effective Date providing that:

                      (i) You had continued to be employed by FNTN under the terms of your Employment Agreement, which terms remained in full operation from its initial execution date of January 1, 1998 and up to and including the Effective Date of this Agreement.


                      (ii) Upon the Effective Date there is a proposed or actual change of your employment status with FNTN; or

                      (iii)Any term of your employment agreement with FNTN is changed in any way; or


         (e) You are not provided the opportunity to renew the term of your employment agreement with FNTN as provided for in the current Employment Agreement or you are not reelected to the Board of Directors of FNTN or to the Board of Directors of the surviving entity in the event of a merger or acquisition of FNTN with any person or group acquiring control as provided for hereinabove.

4.-Benefits provided. - If you are automatically entitled to the Benefits in accordance with, and pursuant to, paragraphs 1, 2, 3 hereinabove, FNTN or the surviving entity resulting from the change of control of FNTN upon the Effective Date agrees to pay to you, and extend the following Benefits as the case may be:

         (a) A Lump Sum amount equal to your annual employment compensation pro-rated for the period remaining of your current employment agreement, providing that the employment agreement had not been previously terminated for cause by the FNTN prior to the Effective Date; plus


         (b)   A lump sum of two (2) your annual compensation  averaged over the
         most recent  two  (2)  year  calendar  years  ending   coincident  with
         or immediately before the Effective Date.

         (c)   Any Options granted to you as  compensation  under  the  terms of
         paragraph  3  (c)  of  your   current  employment  agreement  shall  be
         automatically amended to provide the


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         following amendments of the option terms and conditions:

                (i) the options granted will expire upon the one thousand eight hundred and twenty fifth (1, 825) day following the grant date: and

                (ii) the options may be encumbered, sold,  transferred  or other wise be disposed of without any restrictions whatsoever and shall not be considered being issued to you as solely for your personal exercise.

5.-Enforcement of the terms of this Agreement. It is the further the intent of FNTN that you should not be required to incur the expenses associated with enforcing your rights under this Agreement because such expenses would detract from the benefits intended to be extended hereunder. Accordingly, if following the Effective Date, it should appear that FNTN has not, or will attempt not to, comply with any of its obligations under this Agreement, FNTN irrevocably authorizes you to, from time to time, retain counsel of your choice, at the expense of FNTN to represent you in connection with the defense of any litigation or other legal action, whether such action is by, or against, FNTN, any director, officer, shareholder or other person affiliated with FNTN and in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by you as hereinabove provided shall be paid directly by, or reimbursed to you, by FNTN on a periodic basis upon presentation to FNTN of a statement(s) prepared by such counsel up to a maximum in the aggregate of two hundred and fifty thousand ( $250,000) dollars.

 (a) FNTN shall not take any action to seek reimbursement for its expenses in connection with any disputes relating to the enforceability of this Agreement.

6.-Severance Pay. - Any payments made to you, or required to be paid to you, under this Agreement shall not be treated as damages but rather as severance compensation to which you are entitled to by reason of your termination the status of your current employment terms.

(a) FNTN shall not be entitled to set off against the amount payable to you under the terms of this Agreement of any amounts earned by you, or any amounts earned by you in other employment after termination of your employment with FNTN, or any amounts which might have been earned by you in other employment had other such employment been sought by your current employment or changes in the status of your current employment terms.

7.-Assignment. - This Agreement shall be binding upon the parties heret and their respective personal representatives, heirs, successors and assigns but neither this Agreement nor any right hereunder may be assigned or transferred to either party. Notwithstanding the foregoing:

(a) FNTN is obligated to assign this Agreement to any corporation or other business entity succeeding to control FNTN and/or succeeding to substantially all of the FNTN's business and assets by merger, consolidation, sale of assets, or otherwise and FNTN is obligated to obtain the assumption of this Agreement by such successor; and



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(b) You may assign,  transfer  or other  dispose  of, or  encumber,  any Options granted to you prior to the Effective Date as provided for in paragraph of this Agreement,

8. -Entire Agreement. - This Letter Agreement contains the entire agreement between the parties. This Agreement may be changed only through a writing signed by both parties seeking any waiver, change modification, amendment, and/or extension of this Agreement.

9. -Governing Law: - This Agreement shall be governed by, and subject to, the laws of the State of New York.

10. -Severability. - The invalidity or enforceability of any particular provision of this Agreement shall not affect any other provisions and this Agreement and shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

11. -Notices. Notices hereunder shall be in writing and shall be deeme to have been duly given if delivered in person or sent by certified mail, return receipt requested, postage prepaid, addressed as set forth above, or at such address as shall be furnished in writing by any party to the other.

Please signify your agreement with the above terms of this Agreement by signing and returning to FNTN the enclosed copy of this Agreement.

                                                    Cordially

                                                    Financial Intranet, Inc.
                                                     /s/ Ben Stein
                                                         Ben Stein, Secretary
Accepted and Agreed

/s/Michael Sheppard
Michael Sheppard